Exhibit 99.1

True Nature Unveils Acquisition Plans and Timeline

Mar 09, 2016

True Nature Unveils Acquisition Plans and Timeline

ATLANTA, GA--(Marketwired - Mar 9, 2016) - True Nature Holding, Inc. (OTCQB: TNTY) (the "Company") today released an update on their plans to acquire a network of compounding pharmacy businesses. The plans, described on their web site at: www.truenaturepharma.com, include both regional and national presence, across multiple product lines.

Steve Keaveney, Chairman and CEO, described the company activities by saying, "It has been a busy quarter for us, negotiating with a series of potential acquisitions. Our plan is to evolve regionally, with operations in Florida, then moving north to Georgia, consolidating a strong presence in the Southeast. We are creating a combination of veterinary and human businesses, as well as a balance of cash oriented operations, and more typical insurance based operations. In all cases, we are carefully reviewing product mix and pricing to ensure a conventional, low risk approach, adding seasoned industry experts to the team and also understanding at the history of each business, with an eye to high integrity."

Keaveney continued, "We are in the final stages of due diligence on our first two acquisitions, and definitive agreements are being reviewed by our legal advisors. We are working to have those closed in Q2, after filing of our annual report. We are pleased to have received indications of interest for conventional debt, and the businesses are such that they can support debt and the investment required to develop the business to the next level."

The Company intends to offer employment to all of the employees involved with the initial acquisitions. Plans are in place to consolidate some facilities together, creating increased margins and efficiencies. The principals of the acquisitions will become the subject matter experts that will support the technical growth plans for the products being acquired. Keaveney concluded by saying "While we believe these acquisitions make sense and are timely, neither is closed at this time and there can be no assurance that we will actually be able to close on them, or that these will occur in the timeframe we expect."

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect Trunity Holding Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

About True Nature Holdings, Inc.:

True Nature Holdings business plan contemplates a roll-up of businesses in the compounding pharmacy industry. The plan contemplates multiple acquisitions of businesses who have traditionally operated locally, but who have specialty formulations that may have a larger market. It intends to seek compounding pharmacies that serve the veterinary markets, as well as for humans. To achieve its goals, it intends to acquire a number of pharmacies across the US with the planned objective of establishing a national online pharmacy, True Nature Pharmacy, which will be a wholly owned subsidiary, will sell its product mix nationally through online marketing distribution channels. For more information, visit www.truenaturepharma.com.

Contact:

Stephen Keaveney

CEO

True Nature Holding, Inc.

1355 Peachtree Street

Suite 1150

Atlanta, Georgia 30309

Phone: 404-254-6980

EMAIL: Email Contact

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